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                                                                     Exhibit 4.1


                              CERTIFICATE OF TRUST
                                       OF
                             HAVEN CAPITAL TRUST II

      THIS CERTIFICATE OF TRUST of Haven Capital Trust II (the "Trust"), dated as of March ___, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et. seq.).

      (i) Name. The name of the business trust being formed hereby is Haven Capital Trust II.

      (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801.

      (iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                      THE CHASE MANHATTAN BANK
                            not in its individual capacity but solely as trustee

                      By: /s/ James P. Freedman
                          ------------------------------------------------------
                          Name:  James P. Freedman
                          Title: Vice President


                      CHASE MANHATTAN BANK DELAWARE
                            not in its individual capacity but solely as trustee

                      By: /s/ Denis Kelly
                          ------------------------------------------------------
                          Name:  Denis Kelly
                          Title: Trust Officer

                      /s/ Catherine Califano
                      ----------------------------------------------------------
                      Catherine Califano
                            not in her individual capacity but solely as trustee

                      /s/ Robert B. Lunt
                      ----------------------------------------------------------
                      Robert B. Lunt
                            not in his individual capacity but solely as trustee

                      /s/ Mark A. Ricca
                      ----------------------------------------------------------
                      Mark A. Ricca
                            not in his individual capacity but solely as trustee